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               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Appalachian Bancshares, Inc. Annual Report on Form 11-K of our report dated June 23, 2000 with respect to the financial statements and schedules of the Appalachian Bancshares, Inc.
Section 401(k) Profit Sharing Plan for the year ended December 31, 1999 and we further consent to the incorporation by reference in the Appalachian Bancshares, Inc. Annual Report on Form 10-KSB of our report dated July 12, 1999 with respect to the financial statements and schedules of the Appalachian Bancshares, Inc.
Section 401(k) Profit Sharing Plan for the year ended December 31, 1998.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27127) pertaining to the Appalachian Bancshares, Inc. 1997 Directors' Non-Qualified Stock Option Plan, 1997 Employee Stock Incentive Plan and Section 401(k) Profit Sharing Plan, of our reports dated June 23, 2000 and July 12, 1999, with respect to the financial statements and schedules of the Appalachian Bancshares, Inc. Section 401(k) Profit Sharing Plan included in this Amendment No. 1 to the Appalachian Bancshares, Inc. Annual Report on Form 10-KSB for the years ended December 31, 1999 and 1998.

                                             /s/ BDO Seidman, LLP


Atlanta, Georgia
July 10, 1999